EXHIBIT 23.2

                    [LETTERHEAD OF SHERB & CO., LLP]



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use, in this Registration Statement on Form S-8, of our report, which included an explanatory paragraph concerning the Company's ability to continue as a going concern, dated May 10, 2002 relating to the balance sheet of Inforetech Wireless Technology, Inc. as of December 31, 2001 and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2001 and 2000.




                          /s/ Sherb & CO., LLP
                              ----------------------------
                              Sherb & CO., LLP
                              Certified Public Accountants


September 6, 2002
New York, New York